Exhibit 5.1


                           [Letterhead of RubinBaum ]

                                                         April 24, 2000



Symbollon Corporation
37 Loring Drive
Framingham, Massachusetts  01702

Dear Sirs:

         We have acted as counsel to Symbollon Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company of the following shares (total of 1,734,360 shares) of its Class A Common Stock, $.001 par value per share (the "Common Stock") for resale by selling stockholders (the "Selling Stockholders") named in the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") on April 24, 2000, under the Securities Act of 1933, as amended (the "Act"):

         1. 836,685 shares of Common Stock issued to the Selling Stockholders in the Company's 1999 private placement (the "Private Placement") of units each consisting of one share of Common Stock and one redeemable warrant (the "Redeemable Warrants") exercisable for one share of Common Stock.

         2. Up to 836,685 shares of Common Stock issuable upon exercise of the Redeemable Warrants included in the units purchased by Selling Stockholders in the Private Placement.

         3. Up to 60,990 shares of Common Stock issuable upon exercise of warrants (which are identical with the Redeemable Warrants, and together with the Redeemable Warrants are collectively called the "Warrants") issued pursuant to the Company's obligation to the placement agent for the Private Placement, as described in the Registration Statement, 46,242 of which Warrants were transferred by the placement agent to certain of its employees.

RUBINBAUM LLP
-------------
Symbollon Corporation
April 24, 2000
Page 2

         In furnishing this opinion, we have examined the Certificate of Incorporation and By-laws of the Company, as amended, as well as the originals or photostatic or certified copies of such documents, records, certificates, agreements and other papers as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to executed documents of all unexecuted copies submitted to us, and the authenticity of, and the conformity to, original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to our opinion, we have relied upon oral statements, written information and certificates of officials and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that:

         1. The 836,685 shares of Common Stock issued to the Selling Stockholders are legally issued, fully paid and non-assessable.

         2. Up to 896,775 shares of Common Stock issuable upon exercise of the Warrants, if and when paid for and issued upon exercise of the Warrants in accordance with the terms thereof, will be legally issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York, and the opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Reference is made to the sections of the Registration Statement entitled "Selling Stockholders" and "Legal Matters" for a description of ownership of the Company's Common Stock and Warrants by certain attorneys of this firm.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ RUBINBAUM LLP

RUBINBAUM LLP